ALLEGION REPORTS SECOND-QUARTER 2016 FINANCIAL RESULTS

•
Second-quarter 2016 net earnings per diluted share (EPS) from continuing operations of $0.98, compared with 2015 EPS of $0.66; adjusted 2016 EPS of $0.99, up 39.4 percent compared with adjusted 2015 EPS of $0.71

•	Second-quarter 2016 revenue of $584.9 million, up 12.6 percent compared to 2015, up 8.9 percent on an organic basis

•
Second-quarter 2016 operating margin of 21.3 percent, compared with 2015 operating margin of 18.4 percent; adjusted operating margin of 21.5 percent, improved 200 basis points compared with 2015 adjusted operating margin of 19.5 percent

•
Improving 2016 full-year revenue guidance and updated EPS outlook; Full-year 2016 reported revenue growth up 8 to 9 percent, and up 5 to 6 percent on an organic basis; Full-year 2016 EPS from continuing operations of $3.20 to $3.35 on a reported basis and $3.30 to $3.40 on an adjusted basis

DUBLIN (July 28, 2016) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported second-quarter 2016 net revenues of $584.9 million and net earnings of $95 million, or $0.98 per share from continuing operations. Excluding charges related to restructuring and acquisitions, adjusted net earnings were $96.1 million, or $0.99 per share, up 39.4 percent when compared with second-quarter 2015 adjusted EPS of $0.71.

Second-quarter net revenues increased 12.6 percent, when compared to the prior year period (up 8.9 percent on an organic basis). Reported revenues reflect positive organic growth and contribution from acquisitions that were partially offset by prior year divestitures and foreign currency. All regions delivered profitable growth reflecting stable markets and the benefit of growth investments in new products and channel strategies.

The Americas segment revenue increased 8.6 percent (up 9.8 percent on an organic basis). The strong growth in the quarter reflects continued growth in residential and non-residential markets, as well as the anticipated shift in revenue from first to second quarter related to an ERP implementation at one of the company’s primary manufacturing locations.

The EMEIA segment revenues increased 44.9 percent (up 3 percent on an organic basis), reflecting acquisitions, improved pricing, slightly improving markets and favorable foreign currency. Acquisitions contributed approximately $35 million in revenue in the quarter.

The Asia Pacific segment revenues were down 20 percent, when compared to the prior year period (up 12.9 percent on an organic basis). Excluding the previously divested system integration business from prior year results, organic growth was up 23.6 percent. The strong growth reflects strength in Australia and New Zealand multi-family and hospitality verticals, as well as China residential and transportation verticals.

Second-quarter reported operating margin was 21.3 percent, compared with 18.4 percent in 2015. On an adjusted basis, second-quarter operating margin was 21.5 percent, compared with 19.5 percent in 2015. The 200-basis-point improvement in adjusted operating margin was driven by favorable price, material deflation, productivity, product mix and volume leverage that more than offset increased investments and inflation. All regions delivered adjusted operating margin improvement in the quarter.

“The second quarter results once again demonstrate our ability to grow globally and to efficiently leverage incremental volume,” said David D. Petratis, Allegion chairman, president and CEO. “We’ve quickly recovered throughput related to the first quarter ERP implementation, and continue to benefit from growth in both residential and non-residential markets and our investments in the business.”

“I am pleased with the direction of the company and believe the business is performing at a high level,” Petratis added. “All regions delivered organic growth and margin expansion in the quarter, and we continue to remain focused on capital allocation with the acquisition of Trelock.”

Additional Items
Interest expense for the second quarter of 2016 was $5.2 million higher than the prior year, primarily due to the issuance of $300 million of senior notes in 2015.

Other income net for the second quarter of 2016 was $8.6 million primarily due to the sale of non-strategic marketable securities. When compared to other expense net for the second quarter of 2015 of $0.4 million, other income increased $9 million versus the prior year.

The company’s effective tax rate for the second quarter of 2016 was 18 percent, compared with 22.6 percent in 2015. The decrease in the effective tax rate is primarily due to favorable changes in the mix of income earned in lower rate jurisdictions.

Cash Flow and Liquidity
Year-to-date 2016 available cash flow was $84.7 million, an increase of $69.9 million versus the prior year. The company ended second-quarter 2016 with cash of $169.1 million and total debt of $1,485.7 million. The company did not have any borrowings outstanding under its $500 million revolving credit facility at June 30, 2016.

Acquisitions
On June 30, 2016, the company completed the acquisition of Trelock GmbH (Trelock). Trelock is a portable safety and security provider headquartered in Münster, Germany, producing branded bicycle locks, lights and electronic control units that strengthen the company’s global portable security and safety offerings.

2016 Outlook
The company raises full-year 2016 revenue guidance with year-over-year growth of 8 to 9 percent, and organic growth estimates of 5 to 6 percent. The increase in organic growth versus prior guidance is driven by stronger volume in all regions.

The company also updates the full-year 2016 reported EPS with a range of $3.20 to $3.35, or $3.30 to $3.40 per share on an adjusted basis. Adjustments to 2016 EPS include estimated impacts for known restructuring and acquisition activities. The guidance assumes a full-year adjusted effective tax rate of approximately 19 percent from continuing operations, as well as an average diluted share count for the full year of approximately 97 million shares.

The company continues to target full-year available cash flow of approximately $280 to $300 million.

Conference Call Information
On Thursday, July 28, 2016, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8:30 a.m. EDT, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2 billion company, with products sold in almost 130 countries.
For more, visit www.allegion.com.

Non-GAAP Measures
The Company has presented operating income, operating margin, EBITDA, EBITDA margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations, and effective tax rate on both a U.S. GAAP basis and on an adjusted basis because the Company's management believes it may assist investors in evaluating the Company's ongoing operations. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of the non-GAAP measures used to their most directly comparable GAAP measure is presented as a supplemental schedule to this earnings release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's 2016 financial performance, the Company’s growth strategy, the Company’s capital allocation strategy, the Company’s tax planning strategies, the Company’s ability to successfully implement new information technology systems, and the performance of the markets in which the Company operates. These forward-looking statements are based on the Company's current available information and its current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2015, Form 10-Qs for the quarters ended March 31, 2016 and June 30, 2016 and in its other SEC filings. The Company assumes no obligations to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three months ended June 30		Six months ended June 30
	2016	2015	2016	2015

Net revenues	$584.9	$519.5	$1,087.2	$978.2
Cost of goods sold	317.5	297.7	603.5	569.3
Gross profit	267.4	221.8	483.7	408.9

Selling and administrative expenses	143.1	126.1	276.9	242.2
Operating income	124.3	95.7	206.8	166.7

Interest expense	16.5	11.3	32.8	22.9
Other (income) expense, net	(8.6)	0.4	(17.4)	3.5
Earnings before income taxes	116.4	84.0	191.4	140.3

Provision for income taxes	21.0	19.0	37.2	31.4
Earnings from continuing operations	95.4	65.0	154.2	108.9

Discontinued operations, net of tax	—	—	—	(0.2)

Net earnings	95.4	65.0	154.2	108.7

Less: Net earnings (loss) attributable to noncontrolling interests
	0.4	1.1	1.5	(0.6)

Net earnings attributable to Allegion plc	$95.0	$63.9	$152.7	$109.3

Amounts attributable to Allegion plc shareholders:
Continuing operations	$95.0	$63.9	$152.7	$109.5
Discontinued operations	—	—	—	(0.2)
Net earnings	$95.0	$63.9	$152.7	$109.3

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.99	$0.67	$1.59	$1.14
Discontinued operations	—	—	—	—
Net earnings	$0.99	$0.67	$1.59	$1.14

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.98	$0.66	$1.58	$1.13
Discontinued operations	—	—	—	—
Net earnings	$0.98	$0.66	$1.58	$1.13

Shares outstanding - basic	95.8	95.8	95.9	95.8
Shares outstanding - diluted	96.8	96.7	96.8	96.9

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$169.1	$199.7
Accounts and notes receivables, net	348.3	303.4
Inventory	225.3	204.1
Other current assets	85.2	27.9
Total current assets	827.9	735.1
Property, plant and equipment, net	227.1	224.8
Goodwill	728.8	714.1
Intangible assets, net	389.9	372.4
Other noncurrent assets	171.8	216.6
Total assets	$2,345.5	$2,263.0

LIABILITIES AND EQUITY
Accounts payable	$175.7	$175.1
Accrued expenses and other current liabilities	245.4	206.4
Short-term borrowings and current maturities
of long-term debt	48.6	65.6
Total current liabilities	469.7	447.1
Long-term debt	1,437.1	1,457.5
Other noncurrent liabilities	295.9	328.7
Equity	142.8	29.7
Total liabilities and equity	$2,345.5	$2,263.0

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Six months ended June 30
	2016	2015
Operating Activities
Earnings from continuing operations	$154.2	$108.9
Depreciation and amortization	33.5	24.8
Changes in assets and liabilities and other non-cash items	(86.5)	(100.3)
Net cash from operating activities of continuing operations	101.2	33.4
Net cash used in operating activities of discontinued operations	—	(0.2)
Net cash from operating activities	101.2	33.2

Investing Activities
Capital expenditures	(16.5)	(18.6)
Acquisition of and equity investments in businesses, net of cash acquired	(31.4)	(52.0)
Other investing activities, net	9.4	4.1
Net cash used in investing activities	(38.5)	(66.5)

Financing Activities
Net debt proceeds (repayments)	(40.5)	(12.2)
Dividends paid to ordinary shareholders	(22.9)	(19.1)
Repurchase of ordinary shares	(30.0)	(30.0)
Other financing activities, net	(1.6)	8.7
Net cash used in financing activities	(95.0)	(52.6)

Effect of exchange rate changes on cash and cash equivalents	1.7	(3.6)
Net decrease in cash and cash equivalents	(30.6)	(89.5)
Cash and cash equivalents - beginning of period	199.7	290.5
Cash and cash equivalents - end of period	$169.1	$201.0

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Net revenues
Americas	$436.5	$402.1	$799.5	$756.4
EMEIA	121.6	83.9	240.1	165.6
Asia Pacific	26.8	33.5	47.6	56.2
Total net revenues	$584.9	$519.5	$1,087.2	$978.2

Operating income (loss)
Americas	$130.0	$111.9	$220.2	$196.1
EMEIA	8.9	0.5	16.9	3.1
Asia Pacific	2.1	(1.4)	2.0	(4.0)
Corporate unallocated	(16.7)	(15.3)	(32.3)	(28.5)
Total operating income	$124.3	$95.7	$206.8	$166.7

ALLEGION PLC	SCHEDULE 2

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS FROM CONTINUING OPERATIONS

(in millions, except per share data)

The Company has presented revenue, operating income, operating margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations, on both a U.S. GAAP basis and on an adjusted basis and presented adjusted EBITDA and adjusted EBITDA margin because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone public company. Adjustments to revenue, operating income, operating margin, earnings and diluted EPS from continuing operations and EBITDA include items that are considered to be unusual or infrequent in nature such as goodwill impairment charge, restructuring charges, asset impairments, merger and acquisition costs, one-time separation costs related to the spin-off from Ingersoll Rand, charges related to the devaluation of the Venezuelan bolivar and charges related to the divestitures of businesses.

The Company considers these items unrelated to its core, on-going operating performance, and believes the use of these non-GAAP measures allows comparison of operating results that are consistent over time. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures.

	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$584.9	$—		$584.9	$519.5	$—		$519.5

Operating income	124.3	1.4	(1)	125.7	95.7	5.5	(1)	101.2
Operating margin	21.3%			21.5%	18.4%			19.5%

Earnings before income taxes	116.4	1.4	(2)	117.8	84.0	5.5	(2)	89.5
Provision for income taxes	21.0	0.3	(3)	21.3	19.0	1.0	(3)	20.0
Effective income tax rate	18.0%			18.1%	22.6%			22.3%
Earnings from continuing operations	95.4	1.1		96.5	65.0	4.5		69.5

Non-controlling interest	0.4	—		0.4	1.1	—		1.1

Net earnings from continuing
operations attributable to Allegion plc	$95.0	$1.1		$96.1	$63.9	$4.5		$68.4

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$0.98	$0.01		$0.99	$0.66	$0.05		$0.71

(1)
Adjustments to operating income for the three months ended June 30, 2016 include $1.4 million of restructuring charges and merger and acquisition expenses. Adjustments to operating income for the three months ended June 30, 2015 include $5.5 million of restructuring charges and merger and acquisition expenses related to the acquisitions of SimonsVoss, AXA Stenman and Milre.

(2)	Adjustments to earnings before income taxes for the three months ended June 30, 2016 and June 30, 2015 consist of the adjustments to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the three months ended June 30, 2016 consist of $0.3 million of tax expense related to the excluded items discussed above. Adjustments to the provision for income taxes for the three months ended June 30, 2015 consist of $1.0 million of tax expense related to the excluded items discussed above.

	Six months ended June 30, 2016				Six months ended June 30, 2015
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,087.2	$—		$1,087.2	$978.2	$—		$978.2

Operating income	206.8	3.5	(1)	210.3	166.7	9.7	(1)	176.4
Operating margin	19.0%			19.3%	17.0%			18.0%

Earnings before income taxes	191.4	3.5	(2)	194.9	140.3	12.5	(2)	152.8
Provision for income taxes	37.2	0.9	(3)	38.1	31.4	1.4	(3)	32.8
Effective income tax rate	19.4%			19.5%	22.4%			21.5%
Earnings from continuing operations	154.2	2.6		156.8	108.9	11.1		120.0

Non-controlling interest	1.5	—		1.5	(0.6)	2.5	(4)	1.9

Net earnings from continuing
operations attributable to Allegion plc	$152.7	$2.6		$155.3	$109.5	$8.6		$118.1

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$1.58	$0.02		$1.60	$1.13	$0.09		$1.22

(1)
Adjustments to operating income for the six months ended June 30, 2016 include $3.5 million of restructuring charges and merger and acquisition expenses. Adjustments to operating income for the six months ended June 30, 2015 include a $4.2 million non-cash impairment charge to write inventory in Venezuela down to the lower of cost or market and $5.5 million of restructuring charges and merger and acquisition expenses related to the acquisitions of SimonsVoss, AXA Stenman and Milre.

(2)
Adjustments to earnings before taxes for the six months ended June 30, 2016 consist of the adjustments to operating income discussed above. Adjustments to earnings before taxes for the six months ended June 30, 2015 consist of a $2.8 million charge to devalue the Company's Venezuelan bolivar-denominated net monetary assets and the adjustments to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the six months ended June 30, 2016 consist of $0.9 million of tax expense related to the excluded items discussed above. Adjustments to the provision for income taxes for the six months ended June 30, 2015 consist of $1.4 million of tax expense related to the excluded items discussed above.

(4)	Adjustments to non-controlling interest for the six months ended June 30, 2015 consist of the portions of adjustments (1) through (3) that are not attributable to Allegion plc shareholders.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION (in millions)

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$436.5		$402.1

Operating income (GAAP)	$130.0	29.8%	$111.9	27.8%

Adjusted operating income	130.0	29.8%	111.9	27.8%
Depreciation and amortization	6.7	1.5%	6.7	1.7%
Adjusted EBITDA	$136.7	31.3%	$118.6	29.5%

EMEIA
Net revenues (GAAP)	$121.6		$83.9

Operating income (GAAP)	$8.9	7.3%	$0.5	0.6%
Restructuring charges	0.3	0.2%	3.8	4.5%
Merger and acquisition costs	0.1	0.1%	—	—%
Adjusted operating income	9.3	7.6%	4.3	5.1%
Depreciation and amortization	7.0	5.8%	3.3	3.9%
Adjusted EBITDA	$16.3	13.4%	$7.6	9.0%

Asia Pacific
Net revenues (GAAP)	$26.8		$33.5

Operating income (loss) (GAAP)	$2.1	7.8%	$(1.4)	(4.2)%
Restructuring charges	0.2	0.8%	—	—%
Adjusted operating income (loss)	2.3	8.6%	(1.4)	(4.2)%
Depreciation and amortization	0.6	2.2%	0.3	0.9%
Adjusted EBITDA	$2.9	10.8%	$(1.1)	(3.3)%

Corporate
Operating loss (GAAP)	$(16.7)		$(15.3)
Merger and acquisition costs	0.8		1.7
Adjusted operating loss	(15.9)		(13.6)
Depreciation and amortization	1.4		0.8
Adjusted EBITDA	$(14.5)		$(12.8)

Total
Adjusted net revenues	$584.9		$519.5

Adjusted operating income	125.7	21.5%	101.2	19.5%
Depreciation and amortization	15.7	2.7%	11.1	2.1%
Adjusted EBITDA	$141.4	24.2%	$112.3	21.6%

	Six Months Ended June 30, 2016		Six Months Ended June 30, 2015
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$799.5		$756.4

Operating income (GAAP)	$220.2	27.5%	$196.1	25.9%
Venezuela devaluation	—	—%	4.2	0.6%
Restructuring charges	1.3	0.2%	—	—%
Merger and acquisition costs	0.1	—%	—	—%
Adjusted operating income	221.6	27.7%	200.3	26.5%
Depreciation and amortization	13.3	1.7%	13.3	1.8%
Adjusted EBITDA	$234.9	29.4%	$213.6	28.3%

EMEIA
Net revenues (GAAP)	$240.1		$165.6

Operating income (GAAP)	$16.9	7.1%	$3.1	1.9%
Restructuring charges	0.6	0.2%	3.8	2.3%
Merger and acquisition costs	0.2	0.1%	—	—%
Adjusted operating income	17.7	7.4%	6.9	4.2%
Depreciation and amortization	13.8	5.7%	6.6	4.0%
Adjusted EBITDA	$31.5	13.1%	$13.5	8.2%

Asia Pacific
Net revenues (GAAP)	$47.6		$56.2

Operating income (loss) (GAAP)	$2.0	4.2%	$(4.0)	(7.1)%
Restructuring charges	0.3	0.6%	—	—%
Adjusted operating income (loss)	2.3	4.8%	(4.0)	(7.1)%
Depreciation and amortization	1.2	2.5%	0.6	1.1%
Adjusted EBITDA	$3.5	7.3%	$(3.4)	(6.0)%

Corporate
Operating loss (GAAP)	$(32.3)		$(28.5)
Merger and acquisition costs	1.0		1.7
Adjusted operating loss	(31.3)		(26.8)
Depreciation and amortization	2.5		1.6
Adjusted EBITDA	$(28.8)		$(25.2)

Total
Adjusted net revenues	$1,087.2		$978.2

Adjusted operating income	210.3	19.4%	176.4	18.0%
Depreciation and amortization	30.8	2.8%	22.1	2.3%
Adjusted EBITDA	$241.1	22.2%	$198.5	20.3%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET INCOME TO ADJUSTED EBITDA

(in millions)

	Six Months Ended June 30,
	2016	2015
Net cash from operating activities	$101.2	$33.4
of continuing operations
Capital expenditures	(16.5)	(18.6)
Available cash flow	$84.7	$14.8

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net earnings (GAAP)	$95.4	$65.0	$154.2	$108.7
Provision for income taxes	21.0	19.0	37.2	31.4
Interest expense	16.5	11.3	32.8	22.9
Depreciation and amortization	15.7	11.1	30.8	22.1
EBITDA	148.6	106.4	255.0	185.1

Discontinued operations	—	—	—	0.2
Other (income) expense, net	(8.6)	0.4	(17.4)	3.5
Venezuela devaluation	—	—	—	4.2
Merger and acquisition costs and restructuring
charges	1.4	5.5	3.5	5.5
Adjusted EBITDA	$141.4	$112.3	$241.1	$198.5